Exhibit 99.1

BI-OPTIC VENTURES INC.

September 15, 2014

Trading Symbol:  TSXV – BOV.H

OTC - BOVKF

NOT FOR DISSEMINATION IN THE UNITED STATES OR THROUGH U.S. NEWS WIRES

PROPOSED SHARE CONSOLIDATION

Bi-Optic Ventures Inc. (the "Company") listed on NEX – TSX Venture Exchange (the “Exchange”), wishes to announce that it will be proceeding with a share consolidation of up to 10 (ten) old for 1 (one) new basis. The exact share consolidation ratio will be determined by the Board of Directors and a public announcement will be made upon completion.

There will be no name change in conjunction with the consolidation.  The consolidation is subject to approval by the TSX Venture Exchange

For further information, please contact:

Harry Chew, President
Phone: (604) 689-2646

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”

Harry Chew

President

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Forward Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Bi-Optic undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. More detailed information about potential factors that could affect financial results is included in the documents filed from time to time with the Canadian securities regulatory authorities by Bi-Optic.

Suite #1518-1030 West Georgia St., Vancouver, BC Canada V6E 2Y3

Phone (604) 689-2646 Fax (604) 689-1289